SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (date of earliest event reported)

June 18, 2004

Halliburton Company
(Exact name of registrant as specified in its charter)

State or other Jurisdiction of incorporation	Commission File Number	IRS Employer Identification Number

Delaware	1-3492	No. 75-2677995

1401 McKinney, Suite 2400
Houston, Texas 77010
(Address of principal executive offices)

Registrant's telephone number,
including area code – 713-759-2600

INFORMATION TO BE INCLUDED IN REPORT

Item 5.    Other Events.

Halliburton announced that it is terminating all of its relationships with Mr. A. Jack Stanley. Mr. Stanley most recently served as a consultant and chairman of KBR. KBR also announced that another consultant and former employee of M.W. Kellogg, Ltd., a joint venture in which KBR has a 55% interest, is also being terminated.

The terminations occurred because of violations of Halliburton's and Dresser’s codes of business conduct that, to Halliburton’s knowledge, involve the receipt by these persons of improper personal benefits. Evidence of these violations was uncovered in connection with the previously disclosed investigation related to the construction and subsequent expansion by TSKJ of a natural gas liquefaction facility in Nigeria.

Halliburton continues to cooperate with the United States Department of Justice and the SEC in connection with these matters, and its own internal investigation is continuing. The Company noted, however, that it does not believe it has violated the Foreign Corrupt Practices Act, although there can be no assurance that the government or the Company’s internal investigation will not conclude otherwise. As a result of the violations of Halliburton's Code of Business Conduct, however, the Company announced that it will ask TSKJ to terminate immediately all services of TSKJ's agent, Tri-Star Investments, and to pursue all available legal remedies against the agent.

Item 9.     Regulation FD Disclosure.

On June 18, 2004 registrant issued a press release entitled “Halliburton and KBR Ending Relationship With Jack Stanley.”

The text of the press release is as follows:

HALLIBURTON AND KBR ENDING RELATIONSHIP WITH JACK STANLEY
Cites Code of Business Conduct Violations

HOUSTON, Texas - Halliburton (NYSE:HAL) announced that it is terminating all of its relationships with Mr. A. Jack Stanley. Mr. Stanley most recently served as a consultant and chairman of KBR. Mr. Stanley served in several management capacities since joining the M.W. Kellogg organization in 1975. M.W. Kellogg was acquired by Dresser Industries Inc. in 1988 and Halliburton acquired Dresser in 1998. KBR also announced that another consultant and former employee of M.W. Kellogg, Ltd., a joint venture in which KBR has a 55% interest, is also being terminated.

The terminations occurred because of violations of Halliburton's and Dresser’s codes of business conduct that, to Halliburton’s knowledge, involve the receipt by these persons of improper personal benefits. Evidence of these violations was uncovered in connection with the previously disclosed investigation related to the construction and subsequent expansion by TSKJ of a natural gas liquefaction facility in Nigeria.

"While we do not know all of the facts related to the issue, we are taking these actions in response to the facts that we do have and to protect our investors, employees, customers and vendors as several investigations proceed," said Dave Lesar, chairman, president and chief executive officer, Halliburton. “It is important to the company that clients, suppliers and host countries know Halliburton's Code of Business Conduct is expected to be followed in every country in which the company operates.”

As previously reported, TSKJ and other similarly owned entities have entered into various contracts to build and expand the Nigerian LNG project. TSKJ is a private limited liability company registered in Madeira, Portugal whose members are Technip SA of France, Snamprogetti Netherlands B.V., which is an affiliate of ENI SpA of Italy, JGC Corporation of Japan, and KBR, each of which owns 25% of the venture.

Halliburton continues to cooperate with the United States Department of Justice and the SEC in connection with these matters, and its own internal investigation is continuing. The Company noted, however, that it does not believe it has violated the Foreign Corrupt Practices Act, although there can be no assurance that the government or the Company’s internal investigation will not conclude otherwise. As a result of the violations of Halliburton's Code of Business Conduct, however, the Company announced that it will ask TSKJ to terminate immediately all services of TSKJ's agent, Tri-Star Investments, and to pursue all available legal remedies against the agent.

Halliburton, founded in 1919, is one of the world’s largest providers of products and services to the petroleum and energy industries. The company serves its customers with a broad range of products and services through its Energy Services and Engineering and Construction Groups. The company’s World Wide Web site can be accessed at www.halliburton.com.

NOTE: The statements in this press release that are not historical statements, including statements regarding future financial performance, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond the company's control, which could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: legal risks, including the risks of being unable to complete the proposed settlement of asbestos and silica liabilities, the risks of having material subsidiaries in Chapter 11 proceedings, the risks of audits and investigations of the company by domestic and foreign government agencies and legislative bodies and potential adverse proceedings and findings by such agencies, the risks of judgments against the company's subsidiaries and predecessors in asbestos litigation pending and currently on appeal, the inability of insurers for asbestos exposures to pay claims or a delay in the payment of such claims, future asbestos claims defense and settlement costs, the risks of judgments against the company and its subsidiaries in other litigation and proceedings, including shareholder lawsuits, securities laws inquiries, contract disputes, patent infringements and environmental matters, legislation, changes in government regulations and adverse reaction to scrutiny involving the company; political risks, including the risks of unsettled political conditions, war and the effects of terrorism, foreign operations and foreign exchange rates and controls; liquidity risks, including the risks of potential reductions in debt ratings, access to credit, availability and costs of financing and ability to raise capital; weather-related risks; customer risks, including the risks of changes in capital spending and claims negotiations; industry risks, including the risks of changes that affect the demand for or price of oil and/or gas, structural changes in the industries in which the company operates, risks of fixed-fee projects and risks of complex business arrangements; systems risks, including the risks of successful development and installation of financial systems; and personnel and merger/reorganization/disposition risks, including the risks of increased competition for employees, successful integration of acquired businesses, effective restructuring efforts and successful completion of planned dispositions. Please see Halliburton's Form 10-K/A for the year ended December 31, 2003 and Form 10-Q for the quarter ended March 31, 2004 for a more complete discussion of such risk factors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALLIBURTON COMPANY

Date: June 18, 2004	By:	/s/ Bruce A. Metzinger
Bruce A. Metzinger
Assistant Secretary